As filed with the Securities and Exchange Commission on May  12, 1995

                                    Registration Statement No. 33-
                                                                  ------------

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                             ----------------

                                FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Certron Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                California                             95-2461404
     -------------------------------                ----------------
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

        1545 Sawtelle Boulevard
        Los Angeles, California                          90025
- ----------------------------------------               ---------
(Address of Principal Executive Offices)               (Zip Code)

                          Executive Stock Option Plan
                          ---------------------------
                           (Full title of the plan)

                                Marshall I. Kass
                            1545 Sawtelle Boulevard
                         Los Angeles, California 90025
                     --------------------------------------
                    (Name and address of agent for service)

                                (310) 914-0200
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                   Proposed      Proposed
                                   maximum       maximum           Amount
Title of          Amount           offering      aggregate           of
securities to     to be            price per     offering       registration
be registered     registered(1)    share (2)     price (1)(2)     fee (1)(2)
- -------------     -------------    ---------     ------------   ------------

Common Stock        150,000        $0.96875      $145,312.50       $50.10


(1) The number of shares of Common Stock is the maximum number of additional shares deliverable upon the exercise of options which have been or may be granted pursuant to the Executive Stock Option Plan (formerly, the 1989 Stock Option Plan). This Registration Statement also covers such indeterminable additional number of shares as may become so deliverable as a result of any future adjustments in accordance with the terms of said Plan.

(2) Calculated solely for the purpose of determining the registration fee, and based upon $0.96875 per share, representing the average of the bid and asked prices for the Common Stock in the over-the-counter market on May 10, 1995, as reported by NASDAQ.
















































                             EXPLANATORY NOTE
                             ----------------



     This registration statement on Form S-8 relates to an additional 150,000 shares of the Common Stock of Certron Corporation, a California corporation (the "Registrant"), subject to the Registrant's Executive Stock Option Plan (formerly, the 1989 Stock Option Plan; the "Plan"). There is an effective registration statement on Form S-8, File Number 33-27930, for the balance of the shares of Common Stock subject to the Plan. The Plan was amended to increase the number of shares of Common Stock available thereunder from 150,000 to 300,000 shares and to extend the expiration date thereof to January 27, 2005. The contents of such earlier registration statement are hereby incorporated herein by reference.



Item 8.  Exhibits
- -------  --------

     Exhibit
     Number         Description
     -------        -----------

        5           Opinion and Consent of Counsel

       23.1         Consent of Singer, Lewak, Greenbaum &
                    Goldstein, Independent Accountants

       23.2         Consent of Deloitte & Touche LLP, Independent
                    Auditors

























                                     -1-




                               SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 12, 1995.

                         CERTRON CORPORATION


                         By: s/MARSHALL I. KASS
                             ------------------
                             Marshall I. Kass,
                             Chairman of the Board,
                             Chief Executive Officer and
                             Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933,this Registration Statement has been signed by the followingpersons in the capacities and on the dates indicated.

     Signature                Title                      Date
     ---------                -----                      ----
                       Chairman of the Board,
                       Chief Executive Officer,
                       Chief Operating Officer
                       and Director (Principal
s/MARSHALL I. KASS     Executive Officer)                May 12, 1995
- ------------------
Marshall I. Kass


s/MICHAEL S. KASS      Vice President and Director       May 12, 1995
- -----------------
Michael S. Kass

                       Executive Vice President
s/JONATHAN F. KASS     and Director                      May 12, 1995
- ------------------
Jonathan F. Kass
                       Secretary, Treasurer and
                       Director (Principal
s/SUSAN K. RUBIEN      Accounting Officer)               May 12, 1995
- -----------------
Susan K. Rubien


- -----------------      Director
Allan H. Kurtzman


- -----------------      Director
Eric J. Lomas


s/JESSE  A. LOPEZ      Controller                         May 12, 1995
- -----------------
Jesse A. Lopez





















































                                     -2-


                               EXHIBIT INDEX
                               -------------


     Exhibit
     Number         Description
     -------        -----------


        5           Opinion and Consent of Counsel

       23.1         Consent of Singer, Lewak, Greenbaum &
                    Goldstein, Independent Accountants

       23.2         Consent of Deloitte & Touche LLP, Independent
                    Auditors